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                                                                   EXHIBIT 3.2.2


                           AMENDED AND RESTATED BYLAWS
                                       OF
                                   DATUM INC.
                            (a Delaware Corporation)


                                   ARTICLE I

                                    OFFICES

         SECTION 1.01. REGISTERED OFFICE. The registered office of Datum Inc. (the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

         SECTION 1.02. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") from time to time shall designate.

         SECTION 1.03. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.01. ANNUAL MEETINGS. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and date as the Board of Directors shall determine by resolution.

         SECTION 2.02. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

         SECTION 2.03. PLACE OF MEETINGS. Each annual or special meeting of shareholders shall be held at such location as may be determined by the Board of Directors or, if no location is so determined, any annual or special meting shall be held at the principal executive office of the Corporation.

         SECTION 2.04. NOTICE OF MEETINGS. Written notice of each annual or special meeting of shareholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to shareholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a shareholder at his address as it


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shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.

         SECTION 2.05. CONDUCT OF MEETINGS. All annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the Chairman of such meetings shall determine. The Chairman of any annual or special meeting of shareholders shall be the Chairman of the Board, or in the absence of the Chairman of the Board, a person designated by the majority of the Board of Directors. The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

         SECTION 2.06. QUORUM. At any meeting of shareholders, the presence, in person or by proxy, of the holders of record of a majority of shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; provided, however, that this Section 2.06 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Certificate of Incorporation of the Corporation (the "Certificate") for the vote necessary for the adoption of any measure governed thereby. In the absence of a quorum, the shareholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 2.07. VOTES REQUIRED. A majority of the votes cast at a duly called meeting of shareholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless the vote of a greater or different number thereof is required by statute, by the rights of any authorized class or series of stock or by the Certificate. Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes or share, or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         SECTION 2.08. PROXIES. A shareholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the shareholder himself or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be in writing, subscribed by the shareholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

         SECTION 2.09. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the shareholders of the Corporation, may be taken without a meeting without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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         In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more that 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Director is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         SECTION 2.10. LIST OF SHAREHOLDERS. The Secretary of the Corporation shall prepare and make (or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof , and may be inspected by any shareholder who is present.

         SECTION 2.11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the Chairman of any such meeting may (and, upon the demand of any shareholder or shareholder's proxy, shall) make such an appointment.

         The number of Inspectors of Election shall be one (1) or three (3). If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such Inspector need be a stockholder of the Corporation.

         The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate


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all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election to vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

         SECTION 2.12. NOMINATIONS AND ELECTIONS OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation, nominations for the election of directors shall be made by a nominating committee of the Board of Directors if then constituted pursuant to these Bylaws, or if no nominating committee has been constituted, by the Board of Directors. In addition, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of shareholders, but only if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder to be timely must be received by the Secretary of the Corporation not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting or (b) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. Each such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at a meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder or any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such shareholder (an "Affiliate" of such shareholder) and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation that are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder's notice; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(f) the written consent of each nominee to serve as a director of the Corporation if so elected. The shareholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.12.

         In addition, in the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only if written notice of such shareholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public


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disclosure thereof was made by the Corporation, whichever comes first. The shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.12, and if he or she should so determine, the defective nomination shall be disregarded.

         SECTION 2.13. PROPOSALS OF SHAREHOLDERS. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be brought properly before an annual meeting of shareholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received no less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder, to be timely, must be received not earlier than the ninetieth day prior to such annual meeting of shareholders and not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting or (b) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting of shareholders: (a) a brief description of the business desired to be brought before the annual meeting of shareholders and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class, series, and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder or any Affiliate of the shareholder in such business. The shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.

         To be properly brought before a special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting. No other business may be brought before a special meeting by shareholders.

         No business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.13, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision.


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                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.01. POWERS. The property, business and affairs of the Corporation shall be managed by and be under the direction of the Board of Directors. The Board of Directors shall exercise all the power of the Corporation, except those that are conferred upon or reserved to the stockholders by statue, the Certificate or these Bylaws.

         SECTION 3.02. NUMBER. The authorized number of directors of the Corporation shall be five (5) until such authorized number is changed (to a number not less than five (5) nor more than eight (8)) by a Bylaw duly adopted by the shareholders or by the Board of Directors amending this Section 3.02.

         SECTION 3.03. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of shareholders and until a successor has been elected.

         SECTION 3.04. ELECTION OF CHAIRMAN OF THE BOARD. At the organizational meeting immediately following the annual meeting of shareholders, the directors may elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

         SECTION 3.05. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.06. VACANCIES AND ADDITIONAL DIRECTORSHIPS. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment to the Bylaws authorizing an increase in the number of directors is adopted. Any director elected in accordance with the preceding sentences shall hold office for the remainder of the full term of the director in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 3.07. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors, except that a regular meeting shall be held immediately following each annual meeting of shareholders for the purpose of organization, election of officers and the transaction of other business. A notice of each regular meeting shall not be required.


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         Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman of the Board, the President, any Vice President or any two directors. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, telegram, cable, facsimile transmission or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose or purposes thereof, unless otherwise required by law, the Certificate or these Bylaws.

         Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing.

         SECTION 3.08. QUORUM. At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 3.09. VOTES REQUIRED. Except as otherwise provided by applicable law or by the Certificate, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

         SECTION 3.10. PLACE AND CONDUCT OF MEETINGS; MEETINGS BY TELEPHONE. Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows: The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting. If no such designation is made: (i) any meeting called by a majority of the directors shall be held at such location, within the County of the Corporation's principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the County of the Corporation's principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporations' principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular of special meeting shall be the Chairman of the Board, or in his absence the President, or in his absence a person designated by the Board of Directors. The Secretary, or in the absence of the Secretary a person designated by the chairman of the meeting, shall act as secretary of the meeting.

         Directors may participate in any regular or special meeting of the Board of Directors by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board of Directors can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 3.11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as


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the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

         SECTION 3.12. FEES AND COMPENSATION. Directors shall be paid such compensation as may be fixed from time to time by resolutions of the Board of Directors (a) for their usual and contemplated services as directors, (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff, and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.12. Compensation may be in the form of a retainer fee or a fee for attendance at meetings, or both, or in such other form or such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

         SECTION 3.13. COMMITTEES OF THE BOARD OF DIRECTORS. Subject to the requirements of applicable law, the Board of Directors may from time to time establish committees, including standing or special committees, which shall have such duties and powers as are authorized by these Bylaws or by the Board of Directors. Committee members, and the chairman of each committee, shall be appointed by the Board of Directors. The Chairman of the Board, in conjunction with the committee chairmen, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the committees of the Board of Directors. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Vacancies which occur on any committee shall be filled by a resolution of the Board of Directors. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors. The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee.

         SECTION 3.14. MEETING OF COMMITTEES. Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of applicable law and of any resolutions of the Board of Directors governing such committee. Each committee shall meet as provided by such rules or such resolution of the Board of Directors, and shall also meet at the call of its chairman, his designee or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of these Bylaws under Article III entitled "Directors" relating to the place of holding meetings and the notice required for meetings of the Board of Directors shall govern the place of meetings and notice of meetings for committees of the Board of Directors. A majority of the members of each committee shall constitute a quorum thereof. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. Except in cases where it is otherwise provided by the rules of such committee or by a resolution of the Board of Directors, the vote of a majority of the members present at a duly constituted meeting at which a quorum is present shall be sufficient to pass any measure by the committee.


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         SECTION 3.15. REMOVAL OF DIRECTOR WITHOUT CAUSE. Any or all of the
directors may be removed without cause if such removal is approved by the outstanding shares, subject to the following:

              (i) No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

              (ii) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.01. OFFICERS. The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 4.03. Any number of offices may be held by the same person except the offices of President and Secretary.

         SECTION 4.02. ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 4.03 or Section 4.05, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

         SECTION 4.03. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

         SECTION 4.04. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.


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         SECTION 4.05. VACANCIES IN OFFICES. A vacancy is any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

         SECTION 4.06. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 4.07.

         SECTION 4.07. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the bylaws.

         SECTION 4.08. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all other restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws, and the President, or the Chairman of the Board.

         SECTION 4.09. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share registered showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the Corporation if one be adopted, in safe custody, and shall have such other powers and perform for such other duties as may be prescribed by the Board of Directors or by the bylaws.

         SECTION 4.10. CHIEF FINANCIAL OFFICER. The Chief Executive Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

                                   ARTICLE V

                                 INDEMNIFICATION

         SECTION 5.01. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         SECTION 5.02. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 5.03. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 5.01 or 5.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has set the applicable standard of conduct set forth in Sections 5.01 and 5.02. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

         SECTION 5.04. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01 or 5.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 5.05. ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 5.06. OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive and are declared expressly to be nonexclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         SECTION 5.07. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         SECTION 5.08. CONSTITUENT CORPORATIONS. For the purpose of this Article, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 5.09. EMPLOYEE BENEFIT PLANS. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

         SECTION 5.10. BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of payment of expenses incurred in advance of the final disposition of an action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suitor proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Section 5.10. The first sentence of this Section 5.10 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or
(ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange At of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful;

provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 5.10 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 5.10 by virtue of any of the preceding clauses (I), (ii), (iii), (iv) or (v).

         SECTION 5.11. TERM. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 5.12. SEVERABILITY. If any part of this Article V shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

         SECTION 5.13. AMENDMENTS. The foregoing provisions of this Article V shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this
Article V which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this
Article V shall as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

                                   ARTICLE VI

                                      STOCK

         SECTION 6.01. CERTIFICATES. Except as otherwise provided by law, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President together with the Secretary, or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on any certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have caused to be such officer, transfer agent or registrar before such certificate is issued, it maybe issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         SECTION 6.02. TRANSFER OF SHARES. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation's registrar if the Corporation has a registrar. The Board of Directors shall have the power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem expedient.

         SECTION 6.03. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar maybe combined.

         SECTION 6.04. STOCK LEDGERS. Original or duplicate stock ledgers, containing the names and addresses of the shareholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

         SECTION 6.05. RECORD DATES. The Board of Directors shall fix, in advance, a date as to the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than sixty (60) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. Only those shareholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

         SECTION 6.06. NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer of officers or agents, in their discretion, may refuse to issue such a new certificate unless the Corporation is ordered to do so by a court of competent jurisdiction.

         SECTION 6.07. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.01. EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, agents or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         SECTION 7.02. AMENDMENTS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation, except as otherwise provided by law or by the Certificate. Subject to the rights of the shareholders as provided in this Section to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the Board of Directors.

                            CERTIFICATE OF AMENDMENT
                                  OF THE BYLAWS
                                       OF
                                   DATUM INC.,
                             A DELAWARE CORPORATION


         I, David A. Young, hereby certify that:

         1. I am the duly elected and acting Secretary of Datum Inc., a Delaware corporation; and

         2. Article III, Section 3.02 of the Bylaws of this corporation was amended by a resolution duly adopted by the Board of Directors of this corporation on December 7, 1999, to read as follows:

         "SECTION 3.02. NUMBER. The authorized number of directors of the Corporation shall be a number not less than five (5) nor more than nine
         (9), with the exact number to be set at seven (7) until changed by a resolution of the Board of Directors. Notwithstanding the provisions of
         Section 7.02 of these Bylaws, this Section 3.02 can be amended only by the affirmative vote of two-thirds of the shares issued and outstanding. This Bylaw shall expire and the provisions of Section 3.02 as it existed prior to this amendment automatically shall be deemed to be in effect unless an amendment to the Certificate containing substantially the provisions set forth herein shall have been approved by a majority of the shares issued and outstanding at a special meeting of the shareholders called for such purpose and held on or before March 7, 2000."

         IN WITNESS WHEREOF, I have signed my name hereto as of December 8, 1999.


                                                /s/ David A. Young
                                                --------------------------------
                                                    David A. Young, Secretary